UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2005

Structured Products Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31661	13-3692801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

388 Greenwich Street, New York, New York		10013
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number including area code (212) 816-7496.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Structured Products Corp., the registrant hereunder, acts as depositor of the CAST Step-Up Trust II for General Electric Capital Corporation Notes (the "Trust"). The sole assets of the Trust are $75,690,000 principal amount of 5.45% Global Medium Term Notes, Series A due January 15, 2013 (the "Term Assets") issued by General Electric Capital Corporation. Pursuant to the trust agreement governing the Trust, the Trust has issued $75,000,000 principal amount of Monthly-Pay Step-Up Class A Certificates (the “Class A Certificates”) and $75,690,000 Notional Amount of Class B Certificates (the “Class B Certificates”). Pursuant to the trust agreement governing the Trust and the Warrant Agent Agreement, the Trust has issued 75,690 Call Warrants (the "Call Warrants"). U.S. Bank National Association, in its capacity as Warrant Agent, has received a notice from the holder of the Call Warrants of its intent to exercise 75,690 Call Warrants to purchase the Term Assets in full on July 27, 2005. The exercise of the Call Warrants is conditional upon receipt by the Trustee of the Warrant Exercise Purchase Price with respect to such exercise on the Exercise Date. As a result, if the Trustee receives the Warrant Exercise Purchase Price, the Class A Certificates will be redeemed in full on July 27, 2005 at a price of $1,000 plus $1.833333 accrued interest per Class A Certificate. Any capitalized terms used herein and not otherwise defined herein have the definition given to them in the documents pursuant to which the Trust is governed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Mark C. Graham

Name: Mark C. Graham Title: Authorized Signatory

July 12, 2005